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                                                                   Exhibit 23(b)


                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-89041) and related prospectus of United Technologies Corporation for the registration of $1,000,000,000 of debt securities, debt warrants, currency warrants and stock-index warrants and to the incorporation by reference therein of our report dated January 25, 1999, with respect to the consolidated financial statements of Sundstrand Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP

Chicago, Illinois
October 27, 1999